Letter of Authority

I, CHENG Zhao, Chinese citizen, ID Card No.230102197503121617, hold 97.5% shares (my shares) of Harbin Dongxing Energy Saving Technical Service Co., Ltd. (hereinafter referred to as “Dongxing Energy Saving”) at the date of signing this letter. As for the shares I hold and will hold in Dongxing Energy Saving, I hereby irrevocably authorize Harbin Donghui Technology Co., Ltd. (“WFOE”) to execute the following rights during the valid period of this letter:

I authorize WFOE as my sole, exclusive agent and execute the following rights on behalf of me with respect to events of shares: 1) attend shareholders meeting of Dongxing Energy Saving; 2) execute all shareholder’s right and voting right under the law and pursuant to provisions of association articles of Dongxing Energy Saving, including but not limited to selling, transferring, pledging and disposing any or all of my shares; 3) as representative authorized by me, designate and appoint legal representative, director, supervisor, general manager and other senior executive personnel of Dongxing Energy Saving.

WFOE has rights to sign, on my behalf, all the files which need my signature described in the Exclusive Purchase Agreement, signed by me, WFOE and Dongxing Energy Saving on March 30, 2016, and Pledge of Shares Agreement, signed by me, WFOE and Dongxing Energy Saving on March 30, 2016 (including supplemental agreements, amendments, revisions and restatement editions of the above-mentioned files, totally called “transaction files”), and execute transaction files in due course. The execution of this right shall not set any limit to this authorization.

I agree that all behaviors WFOE do for my shares should be considered as my behaviors and all files signed by WFOE should be considered as mine.

WFOE has rights to transfer authorized power, and delegate other persons or entities to handle the above-mentioned events without informing me and obtaining my approval. If required by Chinese law, WFOE should delegate a Chinese person to execute the above-mentioned rights.

During the period of me being a shareholder in Dongxing Energy Saving, this letter is irrevocable and continues to be valid as of the day of signing this letter.

During the period of this letter, I hereby withdraw my rights related to my shares delivered to WFOE via this letter and will not execute this rights on my own.

CHENG Zhao Signature: /s/ CHENG Zhao (Signature) Date: March 30, 2016

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Accepted by:

Harbin Donghui Technology Co., Ltd. (Seal)

Signature: /s/ WANG Ximing (Signature)

Name: WANG Ximing

Position: Legal Person

Date: March 30, 2016

Recognized by:

Harbin Dongxing Energy Saving Co., Ltd (Seal)

Signature: /s/ CHENG Zhao (Signature)

Name: CHENG Zhao

Position: Legal Person

Date: March 30, 2016

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